Exhibit 5.1

August 10, 2026

Replimune Group, Inc.
500 Unicorn Park, Suite 303
Woburn, MA 01801

Ladies and Gentlemen:

We have acted as counsel to Replimune Group, Inc., a Delaware corporation (the “Company”), in connection with the offering and sale by the Company of up to 9,701,490 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 2,736,340 shares of Common Stock (the “Pre-Funded Warrant Shares”), pursuant to the Underwriting Agreement, dated August 9, 2026 (the “Underwriting Agreement”), by and among the Company, Leerink Partners LLC, J.P. Morgan Securities LLC and Cantor Fitgerald & Co. (together, the “Underwriters”).

In connection with this opinion letter, we have examined the Registration Statement on Form S-3 (Registration No. 333-287536) filed with the Securities and Exchange Commission (the “SEC”) on May 23, 2025, as amended by Amendment No. 1 to the Registration Statement on Form S-3 filed on November 6, 2025 (as so amended, the “Shelf Registration Statement”), pursuant to the Securities Act of 1933, as amended, the Underwriting Agreement, the Pre-Funded Warrants and originals, or copies certified or otherwise identified to our satisfaction, of the Third Amended and Restated Certificate of Incorporation (the “Restated Certificate”) and the Amended and Restated Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

With respect to the Pre-Funded Warrants, we have assumed that, as of each and every time any of the Pre-Funded Warrants are exercised, the Company will have a sufficient number of authorized and unissued shares of the Common Stock available for issuance under its Restated Certificate to permit full exercise of each of the Pre-Funded Warrants in accordance with their terms without the breach or violation of any other agreement, commitment or obligation of the Company.

Based upon the foregoing, we are of the opinion that (i) the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable; (ii) when the Pre-Funded Warrants are issued, sold and delivered in the manner and for the consideration stated in the Shelf Registration Statement, such Pre-Funded Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and (iii) the Pre-Funded Warrant Shares, when issued and delivered by the Company upon exercise of the Pre-Funded Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to Delaware General Corporation Law.

Morgan, Lewis & Bockius llp

101 Park Avenue
New York, NY 10178-0060	+1.212.309.6000
United States	+1.212.309.6001

August 10, 2026

We hereby consent to the reference to us under the heading “Legal Matters” in the prospectus included in the Shelf Registration Statement, and to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K to be filed on or about the date hereof, which will be incorporated by reference in the Shelf Registration Statement. In giving the foregoing consents, we do not thereby admit that wea re within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP